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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF NACCO INDUSTRIES, INC.

         As of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of NACCO Industries, Inc. were as follows:

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NAME                                                               INCORPORATION
----                                                               -------------
Altoona Services, Inc.                                              Pennsylvania
Bellaire Corporation                                                Ohio
The Coteau Properties Company                                       Ohio
The Falkirk Mining Company                                          Ohio
Grupo HB/PS, S.A. de C.V.                                           Mexico
Hamilton Beach/Proctor-Silex, Inc.                                  Delaware
Hamilton Beach/Proctor-Silex de Mexico, S.A. de C.V.                Mexico
Housewares Holding Company                                          Delaware
HB-PS Holding Company, Inc.                                         Delaware
Hyster-Yale Materials Handling, Inc.                                Delaware
The Kitchen Collection, Inc.                                        Delaware
Mississippi Lignite Mining Company                                  Texas
NACCO Materials Handling Group, Inc.                                Delaware
NACCO Materials Handling Group, Ltd.                                England
NACCO Materials Handling, B.V.                                      Netherlands
NACCO Materials Handling, S.p.A.                                    Italy
NACCO Materials Handling Limited                                    England
NMH Holding, B.V.                                                   Netherlands
NMHG Australia Holding Pty Ltd                                      Australia
NMHG Distribution B.V.                                              Netherlands
NMHG Distribution Co.                                               Delaware
NMHG Holding Co.                                                    Delaware
NMHG Mexico S.A. de C.V.                                            Mexico
The North American Coal Corporation                                 Delaware
North American Coal Royalty Company                                 Delaware
Oxbow Property Company L.L.C.                                       Louisiana
Powhatan Corporation                                                Delaware
Proctor Silex, S.A. de C.V.                                         Mexico
Proctor-Silex Canada, Inc.                                          Ontario (Canada)
Red Hills Property Company L.L.C.                                   Mississippi
Red River Mining Company                                            Texas
The Sabine Mining Company                                           Nevada
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The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.